Pacer Names Mike Uremovich as Chairman and CEO

Business, Logistics and Transportation Editors

CONCORD, Calif.--(BUSINESS WIRE)--November 16, 2006 -- Pacer International

(Nasdaq:PACR), the North America logistics and transportation provider, announced today that Michael E. Uremovich has been appointed chairman and chief executive officer. He succeeds Don Orris, who will continue to serve as member of the Board and in a senior executive capacity through March 31, 2007, to facilitate a smooth transition.

Uremovich has served as Pacer International's vice chairman since October 2003, focusing primarily on corporate strategy, external affairs and a variety of commercial activities, as well having had direct operating responsibility for the company's International, Supply Chain Services, and Warehousing and Distribution business units.

"Mike Uremovich has been providing strategic, commercial, and operational direction and support to Pacer International for many years, first as consultant and for the last three years as a leader on our senior management team," said Don Orris, the outgoing chairman and chief executive officer. "He brings a wide range of transportation and logistics knowledge and experience to virtually all of our businesses, including double-stack rail transportation for containerized freight, intermodal marketing, highway services, logistics management, and international services. He is a solid choice to lead our senior management team and our company into the future."

Orris added that Tom Shurstad, who was named president of Pacer International in June, will continue to serve the company in that capacity. "Tom Shurstad is one of the industry's foremost leaders in intermodal transportation," said Orris. "We are extremely pleased with the overall strength of our senior management team."

Prior to joining Pacer, Uremovich was a partner in the San Francisco-based consulting firm Manalytics International. Prior to his association with Manalytics, he served in senior marketing positions for Southern Pacific Railroad; APL, Ltd. (then American President Companies); and Lee Way Motor Freight. He was instrumental in the early commercial development of double-stack rail transportation, and in the development of logistics services for these transportation companies. Uremovich has also managed major components of the transportation practices at Booz Allen and Hamilton and Coopers & Lybrand.

Don Orris founded Pacer in March 1997 with the acquisition of a small intermodal marketing and trucking company and turned it into a leading North American third-party logistics and freight transportation provider over the next ten years. After 44 years in the freight transportation industry, including 10 years as chairman and CEO of Pacer, he announced in October his desire to retire upon the Board's appointment of his successor, in order to spend more quality time with his family.

ABOUT PACER INTERNATIONAL -- Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, through its subsidiaries and divisions, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and retail intermodal marketing, truck brokerage, trucking services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS -- This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, capacity shortages or weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; the frequency or severity of accidents, particularly involving our trucking operations; our ability to integrate acquired businesses; changes in, or the failure to comply with, government regulations; changes in interest rates; difficulties in maintaining or enhancing our information technology systems; terrorism and acts of war; and increases in our leverage. Additional information about factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 30, 2005 filed with the SEC on March 1, 2006. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACTS:

Pacer International, Larry Yarberry, 925-887-1577 (CFO);

Cell: 925-890-9245 or lyarberry@pacerintl.com; or

Steve Potash, Potash & Company, 510-865-0800 or steve@potashco.com